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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement No. 333-70912 of The Titan Corporation on Form S-8 of our report dated May 21, 2001, relating to the financial statements of BTG, Inc. and subsidiaries as of and for the years ended March 31, 2001 and 2000, appearing in The Titan Corporation's Current Report on Form 8-K, which is incorporated by reference in this Registration Statement.

/s/ Deloitte & Touche LLP

McLean, Virginia
December 11, 2001

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  Exhibit 23.2